Exhibit 99.1

Revance Reports Results for RT001 Topical Phase 3 Trial for Lateral Canthal Lines

- Revance to host conference call at 1:30 pm PDT (4:30 pm EDT) today -

NEWARK, Calif., June 13, 2016 – Revance Therapeutics, Inc. (NASDAQ:RVNC), a biotechnology company developing botulinum toxin products for use in aesthetic and therapeutic indications, today reported results from its REALISE 1 Phase 3 trial of DaxibotulinumtoxinA Topical Gel (RT001) to treat patients with moderate to severe lateral canthal lines, or crow’s feet.

In REALISE 1, DaxibotulinumtoxinA Topical Gel (RT001) did not achieve its co-primary and other endpoints. The co-primary efficacy endpoints in the trial were composite measurements of 2-point or greater and 1-point or greater improvement in lateral canthal lines between baseline and 28 days after treatment, as graded by the Investigator’s Global Assessment of Lateral Canthal Lines (IGA-LCL) and the Patient Severity Assessment (PSA). RT001 topical generally appeared to be well-tolerated in this study.

“We are disappointed with the results of the REALISE 1 trial. The data was unambiguous, and we do not plan to continue development of RT001 topical for crow’s feet. Based on these results, we have also decided not to pursue the current clinical development plan for RT001 in axillary hyperhidrosis. We are grateful to all the patients and investigators for their participation in the REALISE 1 trial,” said Dan Browne, President and Chief Executive Officer at Revance. “Given the positive results in our recent Phase 2 BELMONT active comparator trial, we will focus our future development efforts and financial resources on DaxibotulinumtoxinA for Injection (RT002).”

Mr. Browne continued, “Looking ahead to the second half of this year, we remain on track to initiate RT002 injectable Phase 3 clinical trials for glabellar lines and report interim Phase 2 results in cervical dystonia. We recently held an End-of-Phase 2 meeting with the U.S. Food and Drug Administration (FDA) regarding our RT002 injectable program for glabellar lines. We believe the meeting was informative and productive. Meeting minutes are in process, and consistent with company and industry practice, we look forward to providing further updates when we have final minutes from the FDA.”

At the end of March 2016, Revance had cash and investments of $236.6 million. Based on its current development plans, the company now expect its cash and investments to fund its operations into the second quarter of 2018.

Phase 3 Trial Design – REALISE 1

The Phase 3 trial was a randomized, double-blind, parallel-group, placebo-controlled study to evaluate the safety and efficacy of DaxibotulinumtoxinA Topical Gel (RT001) for the treatment of moderate to severe lateral canthal lines. A total of 450 adult patients were enrolled at seven sites in the United States and were randomized 1:1 to a single treatment of either RT001 or placebo topical gel applied to lateral canthal lines on both sides of the face using Revance’s proprietary applicator.

DaxibotulinumtoxinA for Injection (RT002) Pipeline Programs

Planned Phase 3 Program for the Treatment of Glabellar (Frown) Lines - In the BELMONT Phase 2 Active Comparator Study for the treatment of glabellar lines, Revance’s RT002 injectable achieved 6-month median duration of effect for the 40-unit dose, showed a statistically significantly greater duration than the study comparator, BOTOX® Cosmetic, and appeared to be safe and well-tolerated. The company plans to initiate a Phase 3 program in the second half of 2016.

Phase 2 Trial for the Treatment of Cervical Dystonia - Revance’s Phase 2 dose-escalating study of RT002 injectable for the treatment of cervical dystonia is enrolling patients into Cohort 2, following the encouraging, preliminary results from a planned six-week safety review for patients enrolled in Cohort 1 (n=12) of the study. Revance expects to share interim results from this study in the second half of 2016.

Conference Call

Revance management will host a conference call and webcast today, June 13, at 1:30 pm PDT/ 4:30 pm EDT. Individuals interested in listening to the conference call may do so by dialing (855) 453-3827 for domestic callers, or (484) 756-4301 for international callers and reference conference ID: 32469026; or from the webcast link in the investor relations section of the company’s website at: www.revance.com.

A replay of the call will be available beginning June 13, 2016 at 4:30 pm PDT/ 7:30 pm EDT through midnight on June 14, 2016. To access the replay, dial (855) 859-2056 or (404) 537-3406 and reference conference ID: 32469026. The webcast will be available in the investor relations section on the company’s website for 30 days following the completion of the call.

About Revance Therapeutics, Inc.

Revance, a Silicon Valley-based biotechnology company, is committed to the advancement of remarkable science. The company is developing a portfolio of products for aesthetic medicine and underserved therapeutic specialties, including dermatology and neurology. Revance’s trajectory to commercial success begins with the company’s novel and proprietary TransMTS® carrier-peptide delivery system applied to botulinum toxin.

Revance is developing daxibotulinumtoxinA, the company’s highly purified botulinum toxin, for a broad spectrum of aesthetic and therapeutic indications, including facial wrinkles and muscle movement disorders. The company holds worldwide rights for all indications of DaxibotulinumtoxinA Topical Gel (RT001), DaxibotulinumtoxinA for Injection (RT002) and the TransMTS technology platform. Beyond botulinum toxin, Revance believes the TransMTS technology can be applied to transdermal, mid-dermal, or deep tissue delivery of a variety of other macromolecules. More information on Revance can be found at www.revance.com.

“Revance Therapeutics”, TransMTS®, “Remarkable Science Changes Everything”, and the Revance logo are registered trademarks of Revance Therapeutics, Inc.

BOTOX® is a registered trademark of Allergan, Inc.

Forward Looking Statements

This press release contains forward-looking statements, including, but not limited to: statements about our business strategy, our investigational drug product candidates, expected efficacy of our drug product candidates, clinical development, timeline and other goals and market for our anticipated products, plans and prospects and statements about potential benefits of our drug product candidates and our technologies.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties include, but are not limited to: the outcome, cost, and timing of our product development activities and clinical trials; the uncertain clinical development process, including the risk that clinical trials may not have an effective design or generate positive results; our ability to obtain and maintain regulatory approval of our drug product candidates; our ability to obtain funding for our operations; our plans to research, develop, and commercialize our drug product candidates; our ability to achieve market acceptance of our drug product candidates; unanticipated costs or delays in research, development, and commercialization efforts; the applicability of clinical study results to actual outcomes; the size and growth potential of the markets for our drug product candidates; our ability to successfully commercialize our drug product candidates and the timing of commercialization activities; the rate and degree of market acceptance of our drug product candidates; our ability to develop sales and marketing capabilities; the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for financing; our ability to continue obtaining and maintaining intellectual property protection for our drug product candidates; and other risks. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in Revance’s periodic filings with the Securities and Exchange Commission (the “SEC”), including factors described in the section entitled “Risk Factors” of our quarterly report on Form 10-Q filed on May 10, 2016. These forward-looking statements speak only as of the date hereof. Revance disclaims any obligation to update these forward-looking statements.

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Contacts

Investors:

Revance Therapeutics

Jeanie Herbert

(714) 325-3584

jherbert@revance.com

Burns McClellan

Ami Bavishi

(212) 213-0006

abavishi@burnsmc.com

Trade Media:

Nadine Tosk

(504) 453-8344

nadinepr@gmail.com